Exhibit 2.1

                     AGREEMENT AND PLAN OF REORGANIZATION

                                     AMONG

                                 eClic, INC.,

                            eClic Acquisition, Inc.

                                      AND

                               Angiogenex, Inc.

                               TABLE OF CONTENTS

                                                                           Page


1.    Plan of Reorganization.................................................2

2.    Terms of Merger........................................................2

3.    Delivery of Shares.....................................................4

4.    Representations of AngioGenex..........................................4

5.    Representations of eClic, eClic Sub and the Majority
      Shareholder............................................................6

6.    Closing...............................................................11

7.    Actions Prior to Closing..............................................11

8.    Conditions Precedent to the Obligations of AngioGenex.................12

9.    Conditions Precedent to the Obligations of eClic and eClic
      Sub...................................................................14

10.   Survival and Indemnification..........................................15

11.   Nature of Representations.............................................18

12.   Documents at Closing..................................................18

13.   Finder's Fees.........................................................19

14.   Post-Closing Covenants................................................20

15.   Miscellaneous.........................................................20

Signature Page..............................................................23


Exhibit A - Certificate of Merger
Exhibit B - Escrow Agreement
Exhibit C - Investment Letter






                     AGREEMENT AND PLAN OF REORGANIZATION


      This Agreement and Plan of Reorganization (hereinafter the "Agreement") is entered into effective as of this 1st day of December, 2005, by and among eClic, Inc., a Nevada corporation (hereinafter "eClic"); eClic Acquisition, Inc., a newly-formed Nevada corporation (hereinafter "eClic Sub"); Evagelina Esparza Barrza, the principal stockholder of eClic (hereinafter the "Majority Shareholder"); and AngioGenex, Inc., a Nevada corporation (hereinafter "AngioGenex").

                                   RECITALS

      WHEREAS, eClic desires to acquire AngioGenex as a wholly owned subsidiary and to issue shares of eClic common stock to the stockholders of AngioGenex upon the terms and conditions set forth herein. eClic Sub is a wholly owned acquisition corporation of eClic that shall be merged into AngioGenex; whereupon AngioGenex shall be the surviving corporation of said merger and shall become a wholly owned subsidiary of eClic (eClic Sub and AngioGenex are sometimes collectively hereinafter referred to as the "Constituent Corporations").

      WHEREAS, the boards of directors of eClic and AngioGenex, respectively, deem it advisable and in the best interests of such corporations and their respective stockholders that eClic Sub merge with and into AngioGenex pursuant to this Agreement and the Certificate of Merger (in the form attached hereto as Exhibit "A") and pursuant to applicable provisions of law (such transaction hereafter referred to as the "Merger").

      WHEREAS, eClic Sub has an authorized capitalization consisting of 1,000 shares of $0.001 par value common stock, of which 1,000 shares shall be issued and outstanding and owned by eClic as of the closing of the Merger;

      WHEREAS, AngioGenex has an authorized capitalization consisting of 30,000,000 shares of common stock, $.001 par value ("AngioGenex Common Stock"), of which, 10,987,000 shares are currently issued and outstanding, as of the date hereof; 5,000,000 authorized shares of preferred stock, $.00001 par value ("Preferred Stock"), of which there are no shares currently issued and outstanding. There are also 6,391,883 share of common stock that are issuable, but have not yet been issued that would result from the conversion of Convertible Bridge Notes ("Bridge Notes") outstanding with a principal repayment amount of $875,000 and 6,391,833 shares of Common Stock that would be issuable upon exercise of 10 year Common Stock Purchase Warrants ("Bridge Warrants") exerciasable at $0.15058 per share and which Common Stock Purchase Warrants were issued at the time of issuance of the Convertible Bridge Note. There are 1,590,000 other options and warrants outstanding. The range of exercise prices of these 1,590,000 options and warrants are from $0.01 per share to $3.00 per share and a weighted average exercise price of $1.24 per share.

      WHEREAS, after the closing of the Merger, AngioGenex will execute a capital formation program with the intent to issue "Units" (each consisting of two shares ("Unit Shares") of AngioGenex Common Stock and one warrant ("Unit Warrant") to purchase AngioGenex Common Stock) for a period of three years at
an exercise price of $1.00 per share to the accredited investors.   All of the
proposed Unit Shares and Unit Warrants will be issued and will be outstanding
will be offered after the completion of the Merger.   In addition,
simultaneously with the merger, eClic will assume the debt associated with the Bridge Notes and the Bridge Warrant holders will exchange their Bridge Warrants for like warrants to purchase shares of eClic ("eClic Bridge Warrants")

      NOW THEREFORE, for the mutual consideration set out herein, and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

      1. PLAN OF REORGANIZATION. The parties to this Agreement do hereby agree that eClic Sub shall be merged with and into AngioGenex upon the terms and conditions set forth herein and in accordance with the provisions of the Nevada Revised Code. It is the intention of the parties hereto that this transaction qualify as a tax-free reorganization under Section 368(a)(2)(E) of the Internal Revenue Code of 1986, as amended, and related sections thereunder.

      2. TERMS OF MERGER. In accordance with the provisions of this Agreement and the requirements of applicable law, AngioGenex shall be merged with and into eClic Sub as of the Effective Date (the terms "Closing" and "Effective Date" are defined in Section 6 hereof). eClic Sub shall be the surviving corporation (hereinafter sometimes the "Surviving Corporation") and the separate existence of AngioGenex shall cease when the Merger shall become effective. Consummation of the Merger shall be upon the following terms and subject to the conditions set forth herein:

            (a)   Corporate Existence.

                  (1)   Commencing with the Effective Date, the Surviving
Corporation shall continue its corporate existence as a   Nevada corporation
and (i) it shall thereupon and thereafter possess all rights, privileges, powers, franchises and property (real, personal and mixed) of each of the Constituent Corporations; (ii) all debts due to either of the Constituent Corporations, on whatever account, all causes in action and all other things belonging to either of the Constituent Corporations shall be taken and deemed to be transferred to and shall be vested in the Surviving Corporation by virtue of the Merger without further act or deed; and (iii) all rights of creditors and all liens, if any, upon any property of any of the Constituent Corporations shall be preserved unimpaired, limited in lien to the property affected by such liens immediately prior to the Effective Date, and all debts, liabilities and duties of the Constituent Corporations shall thenceforth attach to the Surviving Corporation.

                  (2) At the Effective Date, (i) the Certificate of Incorporation and the By-laws of the Surviving Corporation, as existing immediately prior to the Effective Date, shall be and remain the Certificate of Incorporation and By-Laws of the Surviving Corporation; (ii) the members of the Board of Directors of the Surviving Corporation holding office immediately prior to the Effective Date shall resign as the members of the Board of Directors of the Surviving Corporation (if on or after the Effective Date a vacancy exists on the Board of Directors of the Surviving Corporation, such vacancy may thereafter be filled in a manner provided by applicable law and the By-laws of the Surviving Corporation); and (iii) until the Board of Directors of the Surviving Corporation shall otherwise determine, all persons who hold offices of Angiogenex at the Effective Date shall continue to hold the same offices of the Surviving Corporation.

            (b)   Events Occurring Immediately After the Closing.

      After the Merger becomes effective under Nevada law, and within 30 days after the day of such effectiveness, AngioGenex shall (i) initiate a private offering under Regulation D, Rule 506, as promulgated by the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended (the "Securities Act"), of up to 5,000,000 Units, subject to an overallotment of up to 2,500,000 Units, each "Unit" as described above. In addition to the description above, the Unit Warrants issued in conjunction with the private offering will be callable at $0.01 per warrant if the common stock trades for 20 consecutive trading days at an average closing sales price of $1.00 or more. All of the shares of AngioGenex Common Stock issued as part of the foregoing Units pursuant to this Section 2(b) shall not be included in the shares of AngioGenex that are outstanding at the time of the Merger.

            (c)   Conversion of Securities.

      As of the Effective Date and without any action on the part of eClic, eClic Sub, AngioGenex or the holders of any of the securities of any of these corporations, each of the following shall occur:

                  (1) Each share of AngioGenex Common Stock issued and outstanding immediately prior to the Effective Date shall be converted into one
(1) share of eClic Common Stock. All such shares of AngioGenex Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each certificate previously evidencing any such shares shall thereafter represent the right to receive, upon the surrender of such certificate in accordance with the provisions of Section 3 hereof, certificates evidencing such number of shares of eClic Common Stock, respectively, into which such shares of AngioGenex Common Stock were converted. The holders of such certificates previously evidencing shares of AngioGenex Common Stock outstanding immediately prior to the Effective Date shall cease to have any rights with respect to such shares of AngioGenex Common Stock except as otherwise provided herein or by law;

                  (2) Any shares of AngioGenex capital stock held in the treasury of AngioGenex immediately prior to the Effective Date shall automatically be canceled and extinguished without any conversion thereof and no payment shall be made with respect thereto;

                  (3) Each share of capital stock of eClic Sub issued and outstanding immediately prior to the Effective Date shall remain in existence as shares of common stock of the Surviving Corporation, which shall be owned by eClic;

                  (4) The 10,987,000 shares of eClic Common Stock issued and outstanding immediately prior to the Merger will be reduced to 1,500,000 shares outstanding after the Merger.

            (d)   Other Matters.

                  (1) Upon the effectiveness of the Merger, each outstanding option or warrant to purchase AngioGenex Common Stock, whether or not then exercisable, shall be converted into an option or warrant to purchase (in substitution for each share of AngioGenex Common Stock subject to an AngioGenex option or warrant) one (1) share of eClic Common Stock at a price equal to the exercise price in effect immediately prior to the Merger. All other terms and conditions of each AngioGenex option or warrant shall remain the same.

                  (2) At the Closing, the number of directors of eClic will be increased to five. The then existing two directors of eClic shall then nominate and elect to the Board of Directors of eClic the five persons designated by AngioGenex, and all of the persons serving as directors and officers of eClic immediately prior to the Closing shall thereafter resign from all of their positions with eClic, effective immediately after the Closing.

      3. DELIVERY OF SHARES. On or as soon as practicable after the Effective Date, AngioGenex will use reasonable efforts to cause all holders of AngioGenex Common Stock, including the holders of the Preferred Stock who have converted their shares of Preferred Stock into AngioGenex Common Stock and the holders of shares acquired as part of the Units issued pursuant to Section 2(b) above (collectively, the "AngioGenex Stockholders") to surrender to eClic's transfer agent for cancellation certificates representing their shares of AngioGenex Common Stock, against delivery of certificates representing the shares of eClic Common Stock for which the AngioGenex shares are to be converted in the Merger. Until surrendered and exchanged as herein provided, each outstanding certificate which, prior to the Effective Date, represented AngioGenex Common Stock shall be deemed for all corporate purposes to evidence ownership of the same number of shares of eClic Common Stock into which the shares of AngioGenex Common Stock represented by such AngioGenex certificate shall have been so converted.

      4. REPRESENTATIONS OF ANGIOGENEX. AngioGenex hereby represents and warrants as follows, which warranties and representations shall also be true as of the Effective Date:

            (a) As of the date hereof, the total number of shares of AngioGenex Common Stock issued and outstanding is 10,987,000 and there are no
shares of Preferred Stock currently outstanding.   Other than the shares of
AngioGenex Common Stock that may be issued immediately prior to the Closing in accordance with Section 2(b) above, the foregoing shares represent all of the shares AngioGenex' capital stock that will be issued and outstanding as of the Effective Date.

            (b) The AngioGenex Common Stock constitutes duly authorized, validly issued shares of capital stock of AngioGenex. All shares of AngioGenex Common Stock are fully paid and nonassessable.

            (c) The AngioGenex audited financial statements as of and for the year ended March 31, 2005 and for the interim period ending September 30, which have been delivered or will be delivered to eClic not later than January 4, 2006 (hereinafter referred to as the "AngioGenex Financial Statements"), fairly present the financial condition of AngioGenex as of the dates thereof and the results of its operations for the periods covered. Other than as set forth in any schedule or Exhibit attached hereto or to be delivered by January 4, 2006 and except as may otherwise be set forth or referenced herein, there are no material liabilities or obligations, either fixed or contingent, not disclosed or referenced in the AngioGenex Financial Statements or in any exhibit thereto or notes thereto other than contracts or obligations occurring in the ordinary course of business since March 31, 2005; and no such contracts or obligations occurring in the ordinary course of business constitute liens or other liabilities which materially alter the financial condition of AngioGenex as reflected in the AngioGenex Financial Statements. AngioGenex has or will have at the Closing, good title to all assets shown on the AngioGenex Financial Statements subject only to dispositions and other transactions in the ordinary course of business, the disclosures set forth therein and liens and encumbrances of record. The AngioGenex Financial Statements have been prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto and except for footnotes).

            (d) Except as set forth in Schedule 4(d), since March 31, 2005 there have not been any material adverse changes in the financial position of AngioGenex except changes arising in the ordinary course of business, which changes will not materially and adversely affect the financial position of AngioGenex.

            (e) AngioGenex is not a party to any material pending litigation or, to the knowledge, after due investigation, of its executive officers (herein, "Knowledge"), any governmental investigation or proceeding, not reflected in the AngioGenex Financial Statements, and (ii) to its Knowledge, no material litigation, claims, assessments or any governmental proceedings are threatened against AngioGenex.

            (f) AngioGenex is in good standing in its state of incorporation, and is in good standing and duly qualified to do business in each state where required to be so qualified except where the failure to so qualify would have no material negative impact on AngioGenex.

            (g) AngioGenex has, or by the Effective Date will have, filed all material tax, governmental and/or related forms and reports (or extensions thereof) due or required to be filed in the ordinary course of business and has (or will have) paid or made adequate provisions for all taxes or assessments which have become due as of the Effective Date.

            (h) AngioGenex has not materially breached any material agreement to which it is a party. AngioGenex has previously given eClic copies of or access to all material contracts, commitments and/or agreements to which AngioGenex is a party, including all contracts covering relationships or dealings with related parties or affiliates.

            (i)   AngioGenex has no subsidiary corporations.

            (j) AngioGenex has made its corporate financial records, minute books, and other corporate documents and records available for review to present management of eClic prior to the Effective Date, during reasonable business hours and on reasonable notice.

            (k) AngioGenex has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been or will prior to the Closing and the Effective Date be duly authorized by the Board of Directors of AngioGenex and by the stockholders of AngioGenex. The execution of this Agreement does not materially violate or breach any material agreement or contract to which AngioGenex is a party, and AngioGenex, to the extent required, has (or will have by Closing) obtained all necessary approvals or consents required by any agreement to which AngioGenex is a party. The execution and performance of this Agreement will not violate or conflict with any provision of the Certificate of Incorporation or by-laws of AngioGenex.

            (l) Information regarding AngioGenex, which has been delivered by AngioGenex to eClic for use in connection with the Merger, is true and accurate in all material respects.

      5. REPRESENTATIONS OF eClic, eClic SUB AND THE MAJORITY SHAREHOLDER. eClic, eClic Sub and the Majority Shareholder hereby jointly and severally represent and warrant as follows, each of which representations and warranties shall continue to be true as of the Effective Date:

            (a) As of the Effective Date, the shares of eClic Common Stock to be issued and delivered to the AngioGenex Stockholders hereunder and in connection herewith will, when so issued and delivered, constitute duly authorized, validly and legally issued, fully-paid, nonassessable shares of eClic capital stock, that and free of all liens and encumbrances.

            (b) eClic has the corporate power to enter into this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby (i) have been or will prior to the Closing and the Effective Date be duly authorized by the respective Boards of Directors of eClic and eClic Sub and by eClic as the sole stockholder of eClic Sub and (ii) do not have to be approved or authorized by the stockholders of eClic. The execution and performance of this Agreement will not constitute a material breach of any agreement, indenture, mortgage, license or other instrument or document to which eClic or eClic Sub is a party or to which it is otherwise subject and will not violate any judgment, decree, order, writ, law, rule, statute, or regulation applicable to eClic, eClic Sub or their properties. The execution and performance of this Agreement will not violate or conflict with any provision of the respective Articles or Certificate of Incorporation or by-laws of either eClic or eClic Sub.

            (c) eClic has delivered to AngioGenex a true and complete copy of its audited financial statements for the fiscal years ended December 31, 2003 and 2004, and the unaudited financial statements for the interim period ending September 30, 2005 (the "eClic Financial Statements"). The eClic Financial Statements are complete, accurate and fairly present the financial condition of eClic as of the dates thereof and the results of its operations for the periods then ended. There are no material liabilities or obligations either fixed or contingent not reflected therein. The eClic Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis (except as may be indicated therein or in the notes thereto) and fairly present the financial position of eClic as of the dates thereof and the results of its operations and changes in financial position for the periods then ended. eClic Sub has no financial statements because it was recently formed solely for the purpose of effectuating the Merger and it has been, is and will remain inactive except for purposes of the Merger, and it has no assets, liabilities, contracts or obligations of any kind other than as incurred in the ordinary course in connection with its incorporation in Nevada. eClic has no subsidiaries or affiliates except for eClic Sub, and eClic Sub has no subsidiaries or affiliates.

            (d) Since September 30, 2005, there have not been any material adverse changes in the financial condition of eClic. At the Closing, neither eClic nor eClic Sub shall have any material assets and neither such corporation now has, nor shall it have, any liabilities of any kind other than those reflected in the September 30, 2005 financial statements and any costs or liabilities incurred in connection with the Merger and eClic Financing (which costs and liabilities, including those liabilities reflected on the September 30, 2005 financial statements, collectively shall in no event exceed $25,000 in the aggregate).

            (e) Neither eClic nor eClic Sub is a party to, or the subject of, any pending litigation, claims, or governmental investigation or proceeding not reflected in the eClic Financial Statements, and to the Knowledge of the Founder, eClic and eClic Sub, there are no lawsuits, claims, assessments, investigations, or similar matters, threatened or contemplated against or affecting eClic Sub, eClic, or the management or properties of eClic or eClic Sub.

            (f) eClic and eClic Sub are each duly organized, validly existing and in good standing under the laws of the jurisdiction of their incorporation; each has the corporate power to own its property and to carry on its business as now being conducted and is duly qualified to do business in any jurisdiction where so required except where the failure to so qualify would have no material negative impact. Neither corporation is required to be qualified to do business in any state other than the states of Nevada and, in the case of eClic Sub, Nevada.

            (g) eClic and eClic Sub have filed all federal, state, county and local income, excise, property and other tax, governmental and/or other returns, forms, filings, or reports, which are due or required to be filed by it prior to the date hereof and have paid or made adequate provision in the eClic Financial Statements for the payment of all taxes, fees, or assessments which have or may become due pursuant to such returns, filings or reports or pursuant to any assessments received. Neither eClic nor eClic Sub is delinquent or obligated for any tax, penalty, interest, delinquency or charge and there are no tax liens or encumbrances applicable to either corporation.

            (h) As of the date of this Agreement, eClic's authorized capital stock consists of 70,000,000 shares of eClic Common Stock, $.001 par value, of which 11,515,000 shares are presently issued and outstanding. At the Closing, eClic shall have outstanding 1,500,000 shares of eClic Common Stock and no other shares of its capital stock. eClic Sub's capitalization consists solely of 1,000 authorized shares of $0.001 par value common stock ("eClic Sub's Common Stock"), of which 1,000 shares are outstanding, all of which are owned by eClic, free and clear of all liens, claims and encumbrances. All outstanding shares of capital stock of eClic and eClic Sub are, and shall be at Closing, validly issued, fully paid and nonassessable. There are no existing options, calls, claims, warrants, preemptive rights, registration rights or commitments of any character relating to the issued or unissued capital stock or other securities of either eClic or eClic Sub.

            (i) eClic and eClic Sub have (and at the Closing they will have) disclosed in writing to AngioGenex all events, conditions and facts materially affecting the business, financial conditions (including any liabilities, contingent or otherwise) or results of operations of either eClic or eClic Sub.

            (j) The financial records, minute books, and other documents and records of eClic and eClic Sub have been made available to AngioGenex prior to the Closing. The records and documents of eClic and eClic Sub that have been delivered to AngioGenex constitute all of the records and documents of eClic and eClic Sub that the Majority Shareholder is aware of or that are in his possession or in the possession of eClic or eClic Sub.

            (k) Neither eClic nor eClic Sub has breached, nor is there any pending, or to the Knowledge of the Majority Shareholder, any existing or threatened claim that eClic or eClic Sub has breached, any of the terms or conditions of any agreements, contracts, commitments or other documents to which it is a party or by which it is, or its properties are bound. The execution and performance of this Agreement will not violate any provisions of applicable law or any agreement to which eClic or eClic Sub is subject. Each of eClic and eClic Sub hereby represent and warrant that it is not a party to any material contract or commitment other than appointment documents with eClic's transfer agent, and that it has disclosed to AngioGenex in writing all previous or existing relationships or dealings with related or controlling parties or affiliates. There are no currently existing agreements with any affiliates, related or controlling persons or entities.

            (l) eClic has complied with all of the provisions relating to the issuance of shares, and for the registration thereof, under the Securities Act, other applicable securities laws, and all applicable blue sky laws in connection with any and all of its stock issuance, including (i) the sale of the 1,000,000 shares to the Founder at inception, (ii) the stock offering of 500,000 shares of eClic Common Stock under Rule 504, (iii) the private placement of 15,000 shares of eClic Common Stock in May of 2000, and (iv) 10,000,000 share in December 2003. There are no outstanding, pending or threatened stop orders or other actions or investigations relating thereto involving federal and state securities laws. All issued and outstanding shares of eClic's equity and other securities, including the securities sold in the eClic Financing, were (or in the case of the eClic Financing, will be) offered and sold in compliance with federal and state securities laws.

            (m) eClic was organized for the purposes of, and with a specific plan for becoming an e-commerce based company engaged in the business of market and sell healthcare products through a website. eClic was not formed for the purposes of engaging in a merger or acquisition with an unidentified company and is not, nor has it ever been, a "blank-check company."

            (n) All information regarding eClic which has been provided to AngioGenex by eClic or set forth in any document or other communication, disseminated to any former, existing or potential stockholders of eClic or to the public or filed with the NASD or the SEC or any state securities regulators or authorities is true, complete, accurate in all material respects, not misleading, and was and is in full compliance with all securities laws and regulations.

            (o) eClic is and has been in compliance with, and eClic has conducted any business previously owned or operated by it in compliance with, all applicable laws, orders, rules and regulations of all governmental bodies and agencies, including applicable securities laws and regulations and environmental laws and regulations, except where such noncompliance has and will have, in the aggregate, no material adverse effect. eClic has not received notice of any noncompliance with the foregoing, nor is it aware of any claims or threatened claims in connection therewith. eClic has never conducted any operations or engaged in any business transactions whatsoever other than as set forth in the reports eClic has previously filed with the SEC.

            (p) Without limiting the foregoing, eClic and any other person or entity for whose conduct eClic is legally held responsible are and have been in material compliance with all applicable federal, state, regional, local laws, statutes, ordinances, judgments, rulings and regulations relating to any matters of pollution, protection of the environment, health or safety, or environmental regulation or control (collectively, "Environmental Laws"). Neither eClic nor any other person or entity for whose conduct eClic is legally responsible, has (i) received any notice, demand, request for information, or administrative or other inquiry relating to any alleged violation of an Environmental Law or the institution of any suit, action, claim or proceeding alleging such violation or investigation by any governmental authority or any third party of any such alleged violation, (ii) manufactured, generated, treated, stored, handled, processed, released, transported or disposed of any hazardous substance on, under, from or at any of eClic's properties or any other properties, (iii) become aware or received notice of the release or disposal of any hazardous substances in violation of any applicable Environmental Law, on, under or at any of eClic's properties or any other properties, (iv) become aware or received notice of any actual or potential material liability on the part of eClic for the response to or remediation of any hazardous substance at or arising from any of eClic's properties or any other properties owned or operated by eClic or any other person for whose conduct eClic is legally responsible, or (v) become aware of or received notice of any actual or potential liability on the part of eClic for the costs of response to or remediation of hazardous substances at or arising from any properties owned or operated by eClic or any other person for whose conduct eClic is or may be held responsible. For purposes of this Agreement, the term "hazardous substance" shall mean any toxic or hazardous materials or substances, including asbestos, buried contaminants, chemicals, flammable explosives, radioactive materials or petroleum and petroleum products and any substances defined as, or included in the definition of, "hazardous substances," "hazardous wastes," "hazardous materials" or "toxic substances" under any Environmental Law. No Environmental Law imposes any obligation upon eClic arising out of or as a condition to any transaction contemplated hereby, including, without limitation, any requirement to modify or to transfer any permit or license, any requirement to file any notice or other submission with any governmental authority, the placement of any notice, acknowledgment, or covenant in any land records, or the modification of or provision of notice under any agreement, consent order, or consent decree.

            (q) eClic has filed all required documents, reports and schedules with the SEC and any applicable state or regional securities regulators or authorities (collectively, the "eClic SEC Documents"). As of their respective dates, the eClic SEC Documents complied in all material respects with the requirements of the Securities Act and state and regional securities laws and regulations, as the case may be, and, at the respective times they were filed, none of the eClic SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements (including, in each case, any notes thereto) of eClic included in the eClic SEC Documents complied as to form and substance in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles (except as may be indicated therein or in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto) and fairly presented in all material respects the financial position of eClic as of the respective dates thereof and the results of its operations and its cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments and to any other adjustments described therein).

            (r) Except as and to the extent specifically disclosed in this Agreement and as may be specifically disclosed or reserved against as to amount in the latest balance sheet contained in the eClic Financials, there is no basis for any assertion against eClic of any material liabilities or obligations of any nature, whether absolute, accrued, contingent or otherwise and whether due or to become due, including, without limitation, any liability for taxes (including e-commerce sales or other taxes), interest, penalties and other charges payable with respect thereto. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (a) result in any payment (whether severance pay, unemployment compensation or otherwise) becoming due from eClic to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of eClic, (b) increase any benefits otherwise payable to any person or entity, including without limitation any employee, director, officer or affiliate or former employee, director, officer or affiliate of eClic, or (c) result in the acceleration of the time of payment or vesting of any such benefits.

            (s) No aspect of eClic's past or present business, operations or assets is of such a character as would restrict or otherwise hinder or impair eClic from carrying on the business of AngioGenex as it is presently being conducted by AngioGenex.

            (t) eClic currently has no employees, consultants or independent contractors other than Evagelina Esparza Barrza and Skyelan Rose are the sole directors and sole executive officers of eClic, and eClic Sub.

            (u) eClic has no material contracts, commitments, arrangements, or understandings relating to its business, operations, financial condition, and prospects or otherwise. For purposes of this Section 5, "material" means payment or performance of a contract, commitment, arrangement or understanding, which is expected to involve payments in excess of $5,000.

            (v) Other than this Agreement and the transactions contemplated hereby, there are no outstanding contracts, commitments or bids, or services, development, sales or other proposals of either eClic or eClic Sub.

            (w) There are no outstanding lease commitments that cannot be terminated without penalty upon 30-days notice, or any purchase commitments, in each case of either eClic or eClic Sub.

            (x) No representation or warranty by eClic or eClic Sub contained in this Agreement and no statement contained in any certificate, schedule or other communication furnished pursuant to or in connection with the provisions hereof contains or shall contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein not misleading. There is no current or prior event or condition of any kind or character pertaining to eClic that may reasonably be expected to have a material adverse effect on eClic or AngioGenex and its subsidiaries. Except as specifically indicated elsewhere in this Agreement, all documents delivered by eClic in connection herewith have been and will be complete originals, or exact copies thereof.

            (y) Assuming all corporate consents and approvals have been obtained and assuming the appropriate filings and mailings are made by eClic under the Securities Act and with the NASD and the Secretary of State of Nevada and Nevada, the execution and delivery by eClic of this Agreement and the closing documents and the consummation by eClic of the transactions contemplated hereby do not and will not (i) require the consent, approval or action of, or any filing or notice to, any corporation, firm, person or other entity or any public, governmental or judicial authority (except for such consents, approvals, actions, filing or notices the failure of which to make or obtain will not in the aggregate have a material adverse effect); or
(ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any federal, state, county, municipal, or foreign court or governmental authority applicable to eClic, or its business or assets. eClic is not subject to, or a party to, any mortgage, lien, lease, agreement, contract, instrument, order, judgment or decree or any other material restriction of any kind or character which would prevent, hinder or impair the continued operation of the business of eClic and AngioGenex after the Closing.

      6. CLOSING. The Closing of the transactions contemplated herein shall take place on such date (the "Closing") as mutually determined by the parties hereto when all conditions precedent have been met and all required documents have been delivered, which Closing shall occur on or before December 30, 2005. The "Effective Date" of the Merger shall be that date and time on which this Merger shall be executed. .

      7.    ACTIONS PRIOR TO CLOSING.

            (a) Prior to the Closing, AngioGenex on the one hand, and eClic and eClic Sub on the other hand, shall be entitled to make such investigations of the assets, properties, business and operations of the other party, and to examine the books, records, tax returns, financial statements and other materials of the other party as such investigating party deems necessary in connection with this Agreement and the transactions contemplated hereby. Any such investigation and examination shall be conducted at reasonable times and under reasonable circumstances, and the parties hereto shall cooperate fully therein. Until the Closing, and if the Closing shall not occur, thereafter, each party shall keep confidential and shall not use in any manner inconsistent with the transactions contemplated by this Agreement, and shall not disclose, nor use for their own benefit, any information or documents obtained from the other party concerning the assets, properties, business and operations of such party, unless such information (i) is readily ascertainable from public or published information, (ii) is received from a third party not under any obligation to keep such information confidential, or (iii) is required to be disclosed by any law or order (in which case the disclosing party shall promptly provide notice thereof to the other party in order to enable the other party to seek a protective order or to otherwise prevent such disclosure). If this transaction is not consummated for any reason, each party shall return to the other all such confidential information, including notes and compilations thereof, promptly after the date of such termination. The representations and warranties contained in this Agreement shall not be affected or deemed waived by reason of the fact that either party hereto discovered or should have discovered any representation or warranty is or might be inaccurate in any respect.

            (b) Prior to the Closing, AngioGenex, eClic, eClic Sub, and the Marjority Shareholder agree not to issue any statement or communications to the public or the press regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. In the event that eClic is required under federal securities law to either (i) file any document with the SEC that discloses this Agreement or the transactions contemplated hereby, or (ii) to make a public announcement regarding this Agreement or the transactions contemplated hereby, eClic shall provide AngioGenex with a copy of the proposed disclosure no less than 48 hours before such disclosure is made and shall incorporate into such disclosure any reasonable comments or changes that AngioGenex may request.

            (c) After to the Closing, eClic will effect repurchase of 10, 015,000 shares of common stock for $10,000 cash or a note in the amount of $10,000, thereby reducing the total issued and outstanding to 1,500,000 shares.

            (d) Except as contemplated by this Agreement, there shall be no stock dividend, stock split, recapitalization, or exchange of shares with respect to or rights issued in respect of eClic's Common Stock after the date hereof and there shall be no dividends or other distributions paid on eClic's Common Stock after the date hereof, in each case through and including the Effective Date. eClic and eClic Sub shall conduct no business, prior to the Closing, other than in the ordinary course of business or as may be necessary in order to consummate the transactions contemplated hereby.

            (e) Prior to the Closing, if requested by AngioGenex, eClic shall adopt a new stock option plan or amend its existing stock option plan in the manner requested by AngioGenex.

      8. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF ANGIOGENEX. All obligations of AngioGenex under this Agreement are subject to the fulfillment, prior to or as of the Closing and/or the Effective Date, as indicated below, of each of the following conditions:

            (a) The representations and warranties by or on behalf of eClic, eClic Sub and the Majority Shareholder contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof or in connection herewith shall be true at and as of the Closing and Effective Date as though such representations and warranties were made at and as of such time.

            (b) eClic and eClic Sub shall have performed and complied with all covenants, agreements, and conditions set forth or otherwise contemplated in, and shall have executed and delivered all documents required by, this Agreement to be performed or complied with or executed and delivered by them prior to or at the Closing.

            (c) On or before the Closing, the directors of eClic and eClic Sub, and eClic as sole stockholder of eClic Sub, shall have approved in accordance with applicable state corporation law the execution and delivery of this Agreement and the consummation of the transactions contemplated herein.

            (d) On or before the Closing Date, eClic and eClic Sub shall have delivered certified copies of resolutions of the sole stockholder and director of eClic Sub and of the directors of eClic approving and authorizing the execution, delivery and performance of this Agreement and authorizing all of the necessary and proper action to enable eClic and eClic Sub to comply with the terms of this Agreement, including the election of AngioGenex' nominees to the Board of Directors of eClic and all matters outlined or contemplated herein.

            (e) The Merger shall be permitted by applicable state law and otherwise and eClic shall have sufficient shares of its capital stock authorized to complete the Merger and the transactions contemplated hereby.

            (f) At Closing, all of the directors and officers of eClic shall have resigned in writing from their positions as directors and officers of eClic effective upon the election and appointment of the AngioGenex nominees, and the directors of eClic shall take such action as may be necessary or desirable regarding such election and appointment of AngioGenex nominees.

            (g) At the Closing, all instruments and documents delivered by eClic or eClic Sub, including to AngioGenex Stockholders pursuant to the provisions hereof shall be reasonably satisfactory to legal counsel for AngioGenex.

            (h) The capitalization of eClic and eClic Sub shall be the same as described in Section 5(h), except that the number of outstanding shares of eClic Common Stock shall have been reduced to 1,500,000.

            (i) The shares of restricted eClic capital stock to be issued to AngioGenex Stockholders at Closing will be validly issued, nonassessable and fully-paid under Nevada corporation law and will be issued in a nonpublic offering in compliance with all federal, state and applicable securities laws.

            (j) AngioGenex shall have received the advice of its tax advisor, to the extent it deems necessary, that this transaction is a tax-free reorganization as to AngioGenex and all of the AngioGenex Stockholders.

            (k) AngioGenex shall have received all necessary and required approvals and consents from required parties and from its stockholders.

            (l) At the Closing, eClic and eClic Sub shall have delivered to AngioGenex an opinion of eClic's legal counsel dated as of the Closing to the effect that:

                  (1) Each of eClic and eClic Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

                  (2) This Agreement has been duly authorized, executed and delivered by eClic and eClic Sub and is a valid and binding obligation of eClic and eClic Sub enforceable in accordance with its terms;

                  (3) eClic and eClic Sub each through its Board of Directors and stockholders have taken all corporate action necessary for performance under this Agreement;

                  (4) The documents executed and delivered to AngioGenex and AngioGenex Stockholders hereunder are valid and binding in accordance with their terms and vest in AngioGenex Stockholders all right, title and interest in and to the shares of eClic's Common Stock to be issued pursuant to Section 2 hereof, and the shares of eClic capital stock when issued will be duly and validly issued, fully-paid and nonassessable;

                  (5) eClic and eClic Sub each has the corporate power to execute, deliver and perform under this Agreement; and

                  (6) Legal counsel for eClic and eClic Sub is not aware of any liabilities, claims or lawsuits involving eClic or eClic Sub.

                  (7) The Founder shall have signed and delivered to AngioGenex at the Closing an escrow agreement (the "Escrow Agreement") in a form set forth in Exhibit B, pursuant to which Evagelina Esparza Barrza shall deposit 50,000 shares of his eClic Common Stock with Thomas C. Cook, Esq., as escrow agent, as security for some or all indemnification claims made by AngioGenex pursuant to this Agreement.


      9. CONDITIONS PRECEDENT TO THE OBLIGATIONS OF eClic AND eClic SUB. All obligations of eClic and eClic Sub under this Agreement are subject to the fulfillment, prior to or at the Closing and/or the Effective Date, of each of the following conditions:

            (a) The representations and warranties by AngioGenex contained in this Agreement or in any certificate or document delivered pursuant to the provisions hereof shall be true at and as of the Closing and the Effective Date as though such representations and warranties were made at and as of such times.

            (b) AngioGenex shall have performed and complied with, in all material respects, all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing;

            (c) AngioGenex shall cause each holder of more than 5% of the AngioGenex Common Stock outstanding at the Effective Date to deliver to eClic, at or as soon as practicable after Closing, a letter commonly known as an "Investment Letter," in substantially the form attached hereto as Exhibit "C", which letter acknowledges that the shares of eClic Common Stock issued in the Merger are being acquired by said stockholders for investment purposes.

            (d) AngioGenex shall have converted all of its shares of Preferred Stock into shares of AngioGenex Common Stock.

            (e) AngioGenex shall deliver an opinion of its legal counsel to the effect that:

                  (1) AngioGenex is a corporation duly incorporated, validly existing and in good standing under the laws of the state of its incorporation;

                  (2) This Agreement has been duly authorized, executed and delivered by AngioGenex;

                  (3) The Board of Directors and stockholders of AngioGenex have taken all corporate action necessary for performance under this Agreement;

                  (4) AngioGenex has the corporate power to execute, deliver and perform under this Agreement; and

                  (5) Legal counsel for AngioGenex is not aware of any liabilities, claims or lawsuits involving AngioGenex.

      10. SURVIVAL AND INDEMNIFICATION. All representations, warranties, covenants and agreements contained in this Agreement, or in any schedule, certificate, document or statement delivered pursuant hereto, shall survive (and not be affected in any respect by) the Closing, any investigation conducted by any party hereto and any information which any party may receive. Notwithstanding the foregoing, the representations and warranties contained in or made pursuant to this Agreement shall terminate on, and no claim or action with respect thereto may be brought after, the third anniversary of the Effective Date, except that the representations and warranties contained in
Section 5(g) of this Agreement shall survive indefinitely. The representations and warranties which terminate on the third anniversary of the Effective Date, and the liability of any party with respect thereto pursuant to this Section 10, shall not terminate with respect to any claim, whether or not fixed as to liability or liquidated as to amount, with respect to which the appropriate party has been given written notice setting forth the facts upon which the claim for indemnification is based prior to the third anniversary of the Effective Date, as the case may be.

            (a)   The parties shall indemnify each other as set forth below:

                  (1) Subject to the provisions of this Section 10, the Majority Shareholder, eClic and eClic Sub (individually and collectively, the "eClic Group") shall jointly and severally indemnify and hold harmless AngioGenex and AngioGenex' past, present and future officers, directors, stockholders, employees, attorneys, and agents (and after the Closing, the Founder shall also indemnify eClic) (collectively, the "AngioGenex Indemnified Parties") from and against any Losses (as defined below) including, without limitation, any reasonable legal expenses to the extent arising from, relating to or otherwise in respect of (i) any inaccuracy or breach of any representation or warranty of the eClic Group contained in Sections 5 or 13 of this Agreement (as of the date hereof, or as of the Closing Date and Effective
Date) or of any representation, warranty or statement made in any schedule, certificate document or instrument delivered by the eClic Group or any officer or any of them at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by the eClic Group, of or failure by the eClic Group to perform any of its covenants or agreements contained in this Agreement; provided, however, that (A) no member of the eClic Group shall be responsible for any Losses with respect to the matters referred to in clauses (i) or (ii) of this Section 10(a) until the cumulative aggregate amount of all such Losses exceeds $10,000, in which event the eClic Group shall then be liable for all such cumulative aggregate Losses, including the first $10,000. Each member of the eClic Group specifically acknowledges and agrees that any AngioGenex Indemnified Party may proceed against any member of the eClic Group under this Section 10 without contemporaneously, or at any time, proceeding against any other member of the eClic Group. As used herein, "Losses" shall mean any and all demands, claims, complaints, actions or causes of action, suits, proceedings, investigations, arbitrations, assessments, losses, damages, payments, liabilities or obligations (including those arising out of any action, such as any settlement or compromise thereof or judgment or award therein) and any fees, costs and expenses related thereto, and the term "legal expenses" shall mean the fees, costs and expenses of any kind incurred by any party indemnified herein and its counsel in investigating, preparing for, defending against or providing evidence, producing documents or taking other action with respect to any threatened or asserted claim.

                  (2) Subject to the provisions of this Section 10, AngioGenex shall indemnify and hold harmless each member of the eClic Group (collectively, the "eClic Group Indemnified Parties") from and against any Losses (including, without limitation, any reasonable legal expenses) to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of AngioGenex contained in Sections 4 or 13 of this Agreement (as of the date hereof, or as of the Closing Date and Effective Date) or of any representation, warranty or statement made in any schedule, certificate document or instrument delivered by AngioGenex or an officer of AngioGenex at or in connection with the Closing, in each case without giving effect to any materiality qualification (including qualifications indicating accuracy in all material respects), or (ii) the breach by AngioGenex of or failure by AngioGenex to perform any of its covenants or agreements contained in this Agreement, provided, however, that AngioGenex shall not be responsible for any Losses with respect to the matters until the cumulative aggregate amount of such Losses exceeds $10,000, in which event AngioGenex shall then be liable for all such cumulative aggregate Losses, including the first $10,000.

                  (3) In order for an AngioGenex Indemnified Party or eClic Group Indemnified Party (an "Indemnified Party") to be entitled to any indemnification provided for under this Agreement, the Indemnified Party shall deliver notice of its claim for indemnification with reasonable promptness after determining to make such claim, to the eClic Group or any member thereof (in the case of any indemnification claim under Section 10(a)(1)) or AngioGenex (in the case of any indemnification claim under Section 10(a)(2)). The failure by any Indemnified Party so to notify the eClic Group (or any member thereof) or AngioGenex, as the case may be, shall not relieve any relevant indemnifying party (each relevant member of the eClic Group, or AngioGenex, as the case may be, being referred to herein as an "Indemnifying Party") from any liability which he or it may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If an Indemnifying Party does not notify the Indemnified Party within 30 calendar days following receipt by it of such notice that such Indemnifying Party disputes its liability to the Indemnified Party under this Agreement, such claim specified by the Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Party under this Agreement and such Indemnifying Party shall pay the amount of such liability to the Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or such portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through negotiations, such dispute shall be resolved by litigation in accordance with the terms of this Agreement.

                  (4)   (i)   If the claim involves a third party claim (a
"Third Party Claim"), then the Indemnifying Party shall have the right, at its sole cost, expense and ultimate liability regardless of the outcome, and through counsel of its choice (which counsel shall be reasonably satisfactory to the Indemnified Party), to litigate, defend, settle or otherwise attempt to resolve such Third Party Claim; provided, however, that if in the Indemnified Party's reasonable judgment a conflict of interest may exist between the Indemnified Party and the Indemnifying Party with respect to such Third Party Claim, then the Indemnified Party shall be entitled to select counsel of its own choosing, reasonably satisfactory to the Indemnifying Party, in which event the Indemnifying Party shall be obligated to pay the fees and expenses of such counsel.

                  (ii) Notwithstanding the preceding paragraph, if in the Indemnified Party's reasonable judgment no such conflict exists, the Indemnified Party may, but will not be obligated to, participate at its own expense in a defense of such Third Party Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless
(i) in the case where only money damages are sought, the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular matter or (ii) in the case where equitable relief is sought, the Indemnified Party elects to participate in and jointly control the defense thereof.

                  (iii) Whenever the Indemnifying Party controls the defense of a Third Party Claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. The Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

                  (iv) In the event the Indemnifying Party fails to timely defend, contest, or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, defend, contest, or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including attorneys' fees, disbursements and all amounts paid as a result of such claim or suit or the compromise or settlement thereof;

                  (v) The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

            (b) The amount of Losses for which indemnification is provided hereunder shall be computed without regard to any insurance recovery related to such losses.

      11. NATURE OF REPRESENTATIONS. All of the parties hereto are executing and carrying out the provisions of this Agreement in reliance solely on the representations, warranties and covenants and agreements contained in this Agreement and the other documents delivered at the Closing and not upon any representation, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

      12. DOCUMENTS AT CLOSING. At the Closing, the following documents shall be delivered:

            (a) AngioGenex will deliver, or will cause to be delivered, to eClic the following:

                  (1) a certificate executed by the President of AngioGenex to the effect that all representations and warranties made by AngioGenex under this Agreement are true and correct as of the Closing and as of the Effective Date, the same as though originally given to eClic or eClic Sub on said date;

                  (2) a certificate from the state of AngioGenex' incorporation dated within five business days of the Closing to the effect that AngioGenex is in good standing under the laws of said state;

                  (3) Investment Letters in the form attached hereto as Exhibit "C" executed by each AngioGenex Common Stockholder;

                  (4) such other instruments, documents and certificates, if any, as are required to be delivered pursuant to the provisions of this Agreement;

                  (5) executed copy of the Certificate of Merger for filing in Nevada; and certified copies of resolutions adopted by the stockholders and directors of AngioGenex authorizing the Merger;

                  (6) all other items, the delivery of which is a condition precedent to the obligations of eClic and eClic Sub, as set forth herein; and

                  (7)   the legal opinion required by Section 9(e) hereof.

            (b)   eClic and eClic Sub will deliver or cause to be delivered to
AngioGenex:

                  (1) stock certificates representing those securities of eClic to be issued as a part of the Merger as described in Section 2 hereof;

                  (2) a certificate of the President of eClic and eClic Sub, respectively, to the effect that all representations and warranties of eClic and eClic Sub made under this Agreement are true and correct as of the Closing, the same as though originally given to AngioGenex on said date;

                  (3) certified copies of resolutions adopted by eClic's and eClic Sub's Board of Directors and eClic Sub's stockholder authorizing the Merger and all related matters;

                  (4) certificates from the jurisdiction of incorporation of eClic and eClic Sub dated within five business days of the Closing Date that each of said corporations is in good standing under the laws of said state;

                  (5) opinion of eClic's counsel as described in Section 8(l) above;

                  (6) such other instruments and documents as are required to be delivered pursuant to the provisions of this Agreement;

                  (7) written resignation of all of the officers and directors of eClic and eClic Sub;

                  (8) Escrow Agreement, signed by the Majority Shareholder and eClic;

                  (9) all other items, the delivery of which is a condition precedent to the obligations of AngioGenex, as set forth in Section 8 hereof.

      13. FINDER'S FEES. The Majority Shareholder, eClic and eClic Sub, jointly and severally, represent and warrant to AngioGenex, and AngioGenex represents and warrants to the Majority Shareholder, eClic and eClic Sub, that none of them, or any party acting on their behalf, has incurred any liabilities, either express or implied, to any "broker" or "finder" or similar person in connection with this Agreement or any of the transactions contemplated hereby.

      14.   POST-CLOSING COVENANTS.

            (a) Financial Statements. After the Closing, eClic shall timely file a current report on Form 8-K to report the Merger. In addition, for a period of 12 months following the Closing, eClic shall use its commercially reasonable efforts to timely file all reports and other documents required to be filed by eClic under the Securities Exchange Act of 1934.

            (b) Standard and Poors. If required, eClic shall use its commercially reasonable efforts to apply for listing with Standard and Poors Information Service.

            (c) Pink Sheets; OTC Bulletin Board. Following the Closing, eClic shall use its commercially reasonable best efforts to cause its Common Stock to become listed for trading on either the Pink Sheets trading system, the OTC Bulletin Board, The NASDAQ Stock Market, or any exchange. Notwithstanding the foregoing, eClic shall not be deemed to be in breach of the foregoing covenant if it is removed from any trading system due to its failure to meet any balance sheet or other financial requirement established by the trading system.

            (d) Confidentiality. The Majority Shareholder hereby agrees that, after the Closing, they shall not publicly disclose any confidential information of either eClic, eClic Sub or AngioGenex, and that they shall not make any public statement or announcement regarding the Merger or the business, financial condition, prospects or operations of eClic or AngioGenex, without the prior written consent of AngioGenex.

      15.   MISCELLANEOUS.

            (a) Further Assurances. At any time, and from time to time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            (b) Waiver. Any failure on the part of any party hereto to comply with any of its obligations, agreements or conditions hereunder may be waived in writing by the party (in its sole discretion) to whom such compliance is owed.

            (c) Termination. This Agreement and all obligations hereunder (other than those under Section 15(l)) may be terminated (i) after December 31, 2005 at the discretion of either party if the Closing has not occurred by December 31, 2005 (unless the Closing date is extended with the consent of both AngioGenex and eClic) for any reason other than the default hereunder by the terminating party, or (ii) at any time by the non-breaching party if any of the representations and warranties made herein by the other party have been materially breached.

            (d) Amendment. This Agreement may be amended only in writing as agreed to by all parties hereto.

            (e) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first class registered or certified mail, return receipt requested to the last known address of the noticed party.

            (f) Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            (h) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

            (i) Entire Agreement. This Agreement and the attached Exhibits, including the Certificate of Merger attached hereto as Exhibit "A", is the entire agreement of the parties covering everything agreed upon or understood in the transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof.

            (j)   Time.  Time is of the essence.

            (k) Severability. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

            (l) Responsibility and Costs. Whether the Merger is consummated or not, all fees, expenses and out-of-pocket costs, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred by the parties hereto shall be borne solely and entirely by the party that has incurred such costs and expenses, unless the failure to consummate the Merger constitutes a breach of the terms hereof, in which event the breaching party shall be responsible for all costs of all parties hereto. The indemnification provisions of Section 10 shall not apply in the event of the termination of this Agreement prior to the Closing as a result of a breach hereof by either party.

            (m) Inapplicability of Indemnification Provisions. The provisions contained in eClic's Articles of Incorporation and/or bylaws for indemnifying officers and directors of that company shall not apply to the representations and warranties made herein by the Majority Shareholder or the other officers of eClic.

            (n) Applicable Law. This Agreement shall be construed and governed by the internal laws of the State of Nevada.

            (o) Jurisdiction and Venue. Each party hereto irrevocably consents to the jurisdiction and venue of the state or federal courts located in Los Angeles County, State of Nevada, in connection with any action, suit, proceeding or claim to enforce the provisions of this Agreement, to recover damages for breach of or default under this Agreement, or otherwise arising under or by reason of this Agreement.


      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

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      IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.


eClic Acquisition, Inc.                         eClic, Inc.



By: /s/ Evagelina Esparza B.                    By:  /s/ Evagelina Esparza B
    -----------------------                          -----------------------
        President                                        President



MAJORITY SHAREHOLDER                            ANGIOGENEX, INC.


By: /s/ Evagelina Esparza B
    -----------------------                     By: /s/ Michael Strage
                                                    -------------------------
                                                        Michael Strage
                                                        Vice-President


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